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                                                                    EXHIBIT 10.4
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                                  AMENDMENT TO
                  1991 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Section VIII(b) of the Kent Electronics Corporation 1991 Non-Employee Director Stock Option Plan shall be amended in its entirety to provide for transferability of stock options as follows:

     (b) Except as set forth below, a Stock Option granted hereunder shall not be transferable by the Participant otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided, however, that the Stock Option may be transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.